Exhibit 10.1

“XXXXX” indicates that a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Security and Exchange Commission. The omitted portions have been filed separately with the Commission.

SALE AND BUYBACK OF FINE METAL AGREEMENT

Made on the 21st day of June 2004

BETWEEN:

(1)	AGR MATTHEY ABN 33 824 096 614 (hereinafter called “AGR MATTHEY”) being a partnership between WA Mint ABN 44 590 221 751 (The Perth Mint), Australian Gold Alliance Pty Ltd ABN 67 095 743 703 and Johnson Matthey (Aust) Ltd ABN 62 004 146 838, of Horrie Miller Drive, Newburn, Western Australia and;

(2)	KULICKE & SOFFA (SEA) PTE LTD (hereinafter called “K&S”), a company incorporated in Singapore with its principal office at 6, Serangoon North Ave, 5, #03-16 Singapore 554910

WHEREAS:

A.	AGR MATTHEY at the request of K&S has agreed to sell Gold in the required quantum of troy ounces as stipulated in Item 1 of the attached Schedule 1.

B.	K&S has agreed to purchase from AGR MATTHEY Gold on the terms and conditions herein contained.

NOW IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement, unless there is something in the subject or context inconsistent therewith, the following expressions have the following meanings:

“Agreement” means this Sale and Buyback of Fine Metal Agreement as it may be amended, varied or extended by mutual agreement from time to time;

“Bank Standby Letter of Credit” means a bank guarantee or standby letter of credit issued by a bank acceptable to AGR MATTHEY in favor of AGR MATTHEY as well as in a form and substance acceptable to AGR MATTHEY;

“Business Day” means any day on which banks are open for general banking business in Perth, Sydney, New York and Singapore;

“Conditions Precedent” means the conditions specified in Clause 4;

“Delivery” means the physical act of delivery, where custody of the Gold shall pass from one party to the other, as evidenced by the Transportation Agent’s delivery receipt signed by a duly authorized K&S employee. A list of duly authorized K&S employees is annexed herewith as Appendix 1.

“Delivery Point” means K&S’s manufacturing facility as stated in Item 7 of Schedule 1;

“Dispute” means any dispute or disagreement between the Parties in connection with this Agreement;

“Event of Default” means an event of default under this Agreement pursuant to Clause 11.1;

“Fine Metal Delivered” or “Gold Delivered” means the Fine Metal delivered to K&S by AGR MATTHEY not purchased and settled in full by K&S (in accordance with Clause 5) and not bought back by AGR MATTHEY (in accordance with Clause 7), expressed as fine troy ounces of Gold;

“Gold” means Gold metal in any of its physical forms. The physical supply of Gold by AGR MATTHEY to K&S shall conform to technical specifications specified in paragraph 4 of Schedule 2.

“Gold AM Fix” means the USD Gold price as determined by LBMA Fixing Members at 10.30am (London time) daily and displayed as such on Reuters.

“Gold PM Fix” means the USD Gold price as determined by the LBMA Fixing Members at 3 PM (London time) daily and displayed as such on Reuters.

“Guaranteed Sum” means the sum secured under the Bank Standby Letter of Credit from time to time;

“Initial Date” means the date falling 24 months after the date of this Agreement;

“LBMA” means the London Bullion Market Association;

“Margin Payment” means the cash deposit payable, the provision of a further Bank Standby Letter of Credit or the buyback of Gold (in accordance to Clause 7) at such time as the Market Value of Fine Metal Delivered exceeds ninety percent (90%) of the Guaranteed Sum under the Bank Standby Letter of Credit in accordance with the terms set out in Clause 6;

“Market Value” of the Gold on any day means the price per Troy Ounce of Gold in USD as determined by the latest Gold PM Fix prior to that day;

“Metals Account” means an unallocated Gold metal account denominated in fine troy ounces held in the name of K&S representing the balance of Fine Metal Delivered;

“Parties” means the parties to this Agreement and “Party,” means either one of the Parties to this Agreement;

“Period” means the term of this Agreement commencing from the date of this Agreement and terminating in accordance with Clause 2.2;

“Product Fee” means the fee payable by K&S to AGR MATTHEY as specified in Item 5 of the Schedule 1 and detailed in Clause 5;

“Sale and Buyback of Fine Metal Facility” means the facility described and detailed in Clause 2.

“Security” means the Bank Standby Letter of Credit provided pursuant to Clause 3.1 and (if any) any USD cash deposit provided by K&S as a result of a margin call by AGR MATTHEY in accordance with Clause 6.1(a);

“Transportation Agent” means Securicor International Valuables Transport Pty Ltd or Brinks Australia Pty Ltd or any other agent as agreed in writing by both AGR MATTHEY and K&S;

“Troy Ounce” or “Toz” means 31.1035 grams.

“USD” and “United States Dollars” means the lawful currency of the United States of America;

1.2 Interpretation

In the interpretation of the Agreement, unless there is something in the subject or context inconsistent therewith: -

(a)	Words importing the singular shall be deemed to include the plural and vice versa.

(b)	Words importing any gender shall be deemed to include all other genders.

(c)	Words importing persons shall be deemed to include all bodies and associations, corporate or unincorporate, and vice versa.

(d)	Any reference to a statute or statutory provision shall be deemed to include any statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same and any orders, regulations, instruments or other subordinate legislation made thereunder.

(e)	Headings are included for convenience only and shall not affect the interpretation of the Agreement.

(f)	All references to Clauses and Recitals are to clauses of and recitals to this Agreement.

(g)	Expressions cognate with expressions defined in Clause 1 shall be construed accordingly.

(h)	All references to dates and times are to Perth, Western Australia time unless otherwise specified.

(i)	All terminology used with respect to Gold in this Agreement which is not expressly defined herein shall have the meanings given to such terminology by the practices and requirements of the LBMA.

1.3 Schedule 1 and Schedule 2

The Schedule1 and Schedule 2 attached to this Agreement form part of this Agreement.

2. SALE AND BUYBACK OF FINE METAL Facility

2.1 This Agreement shall be deemed to continue in operation and effect from the date of this Agreement and subsist until it is terminated in accordance with Clause 2.2

2.2 After the Initial Period, either of the Parties may terminate this Agreement by giving to the other at least six (6) months written notice. In the event of such termination, the amount of Gold Delivered to K&S must be paid for in full (in accordance with Clause 5) or sold back to AGR MATTHEY (in accordance with Clause 7) before the expiration of the six (6) month notice period.

2.3 During the period of this Agreement, the total Market Value of the Gold Delivered to K&S is not to exceed ninety percent (90%) of the Guaranteed Sum.

2.4 Drawdown

The drawdown of Gold by K&S is subject to the conditions of this Agreement and will be pursuant to Clause 2.5 of this Agreement.

2.5 Usage of Gold

2.5.1 K&S shall be responsible for all costs and charges relating to the processing by K&S of Gold Delivered supplied by AGR MATTHEY to K&S.

2.5.2 K&S may use the Gold Delivered in the conduct of its normal manufacturing operations (as they are from time to time) and may be used and processed in such operations.

2.5.3 For the avoidance of doubt, all Gold Delivered to K&S by AGR MATTHEY shall form part of the total volume of Fine Metal Delivered to K&S even where the Gold Delivered is held in storage in the vaulting facilities of K&S.

2.6 Risk and Title

Risk and Title to the Gold shall pass from AGR MATTHEY to K&S upon Delivery of a shipment of Gold at the Delivery Point.

2.7 Delivery of Gold

(a) AGR MATTHEY shall deliver Gold (within the specifications set out in paragraph 4 of Schedule 2) to K&S within 7 days from the date of its receipt of K&S’s order (in accordance with paragraph 1 of Schedule 2). Delivery by AGR MATTHEY to K&S is deemed to have occurred upon physical delivery at the Delivery Point as evidenced by the Transportation Agent’s delivery receipt signed by one of the duly authorized K&S employees as listed in Appendix 1.

(b) The terms on which K&S will deliver Gold to AGR MATTHEY are set out in paragraph 5 of Schedule 2 and the Refining Charges to be paid by K&S are stated in Item 4 of Schedule 1. Delivery by K&S to AGR MATTHEY is deemed to have occurred upon physical delivery at AGR MATTHEY’s refinery in Perth, Western Australia as evidenced by K&S’s Transportation Agent’s delivery receipt signed by one of the duly authorized AGR MATTHEY employees as listed in Appendix 2. Risk for Gold delivered by K&S to AGR MATTHEY shall pass from K&S to AGR MATTHEY upon Delivery. Title to the Gold delivered to AGR MATTHEY by K&S shall pass from K&S to AGR MATTHEY upon the crediting of an equal amount of Gold contained in the Gold delivered by K&S to the Metals Account in accordance with Clause 5 of Schedule 2.

3. COLLATERAL SECURITY

3.1 Bank Standby Letter of Credit

3.1.1 K&S is to procure or provide AGR MATTHEY with the following security against the Sale and Buyback of Fine Metal Facility:

A Bank Standby Letter of Credit for an amount to be agreed between the Parties (such amount may be varied by the Parties by mutual consent from time to time).

3.1.2 The said Bank Standby Letter of Credit must have an expiry date no earlier than 15 (fifteen) days after the Initial Date of this Agreement or as mutually agreed in writing.

3.1.3 Where the Bank Standby Letter of Credit is to be renewed, this renewal is to be effected and confirmed by K&S’s banker(s) to AGR MATTHEY’s banker(s) via SWIFT at least 14 (fourteen) days before the expiry date of the existing Bank Standby Letter of Credit. Failure by K&S or their banker(s) to renew the Bank Standby Letter of Credit at least seven (7) days prior to the expiry of the Bank Standby Letter of Credit shall confer upon AGR MATTHEY the right to require K&S to sell back the Fine Metal Delivered in accordance with Clause 7 and commence drawdown proceedings against the Bank Standby Letter of Credit for the value of Gold Delivered inclusive of any other charges stipulated in Clause 5. Any fees and charges resulting due to the commencement of drawdown proceedings are for the account of K&S.

3.2 Calls on Bank Standby Letter of Credit

If at any time K&S defaults pursuant to Clause 11, in the performance of its obligations under this Agreement, and fails to remedy the default within five (5) Business Days of written notice from AGR MATTHEY requiring it to do so, then AGR MATTHEY may require payment, without notice to K&S, by the relevant bank which has issued a Bank Standby Letter of Credit of the whole or any part of the sum guaranteed under that Bank Standby Letter of Credit.

4. CONDITIONS PRECEDENT

The first drawdown of Gold by K&S will be subject to the satisfaction of the following conditions precedent:

(a) confirmation from K&S that its Memorandum and Articles of Association contains provisions to authorize all necessary corporate actions to perform its obligations under this Agreement and an extract of the minutes of a K&S board meeting providing authority for the signing of this Agreement;

(b) execution of a Bank Standby Letter of Credit pursuant to Clause 3.1 to secure the obligations of K&S under this Agreement and the delivery of such Bank Standby Letter of Credit to AGR MATTHEY;

(c) due execution of this Agreement by both K&S and AGR MATTHEY; and

(d) delivery of the specimen signatures of K&S’s officers who are authorized to sign advises and documents on behalf of K&S to AGR MATTHEY.

5. PURCHASE

5.1 The consideration payable for the purchase of Gold by K&S shall comprise the following:

(a) AGR MATTHEY’s quoted selling price at the time of the transaction (as determined in the manner set out in paragraph 2 of Schedule 2) or on either the Gold AM or PM Gold Fix (where an additional fix fee of XXXXX will be charged) with settlement of proceeds payable to AGR MATTHEY in USD for value within two (2) business days of the transaction date unless alternative terms are agreed upon by AGR MATTHEY;

(b) A Gold Supply Delivery Fee based on the daily balance of the Gold Delivered and calculated in accordance with the formula set out below:

Gold Supply Delivery Fee in relation to a day = Gold Delivered x Gold Price x (Gold Rate ÷ 360)

Where:

Gold Delivered (a term defined in the definitions of this Agreement) as at the close of that calendar day.

Gold Rate (expressed as a rate per annum) for each Fixed Period (as defined in Clause 5.3.2) is the USD LIBOR rate minus GOFO (the Gold Forward Rate) as at the first Business Day of each Fixed Period plus XXXXX

Gold Price is the Gold PM Fix on the first calendar day of each Fixed Period or when no such price is available, reference shall be made to the spot price (as determined in the manner set out in paragraph 2 of Schedule 2) as at 08.00 AM Perth time on the following day.

(c) Product Fee of USD as stipulated in Item 5 of Schedule 1;

(d) Annual Australian Manufacturing Plant Production Fee as stipulated in Item 5 of Schedule 1.

5.2 For the avoidance of doubt, the Parties hereto expressly agree that the consideration payable for the purchase of Gold to K&S shall be one composite price comprising the sum total of the value of the various constituent components set out in Clause 5.1 (a) to (d) It is further expressly agreed that, apart from contributing to the determination of the composite price, none of the items set out in Clause 5.1 (a) to (d) shall be viewed as an independent or separate consideration in itself.

5.3 Gold Supply Delivery Fees

5.3.1 The Gold Supply Delivery Fees payable by K&S to AGR MATTHEY pursuant to this Clause will accrue on a daily basis and as per the formula set out in Clause 5.1(b). It is agreed that K&S shall pay AGR MATTHEY the Gold Supply Delivery Fee no later than 14 days from invoice date (in arrears on a monthly basis) of such Gold Supply Delivery Fees.

5.3.2 K&S may fix the Gold Rate for a specified period of between one month and one year (Fixed Period). The fix date is the first Business Day of a Fixed Period. The Fixed Period is not to exceed the expiry date on the Bank Standby Letter of Credit. AGR MATTHEY is to be notified in writing of any intention to fix no later than the first Business Day after the preceding Fixed Period expires. If K&S fails to notify AGR MATTHEY of its intention to fix the Gold Rate for a specified period by the first Business Day after the expiry of the preceding Fixed Period, K&S shall be deemed to have fixed the Gold Rate for a period of one month

5.4 Annual Australian Manufacturing Plant Production Fee

This fee shall be paid in equal monthly installments in advance within 14 [fourteen] Business Days of the invoice date.

5.5 Product Fee

The Product Fee shall be payable to AGR MATTHEY on the second Business Days following the date that K&S and AGR MATTHEY set the price for the purchase of Gold in accordance with Clause 5.1(a).

Basis:

The Product Fee payable to AGR MATTHEY is for door to door delivery loco K&S Singapore subject to shipping availability acceptable to AGR MATTHEY and to a minimum shipment size of 200 Kgs. If the shipment size is less than 200 Kgs, K&S shall pay an additional fee (to be determined by the Parties) in addition to the Product Fee.

6. MARGIN PAYMENT

6.1 At any time and from time to time, during the period of this Agreement, if the aggregate Market Value of the Fine Metal Delivered exceeds ninety percent (90%) of the Guaranteed Sum, K&S shall, at its option, within five (5) Business Days after notice has been served by AGR MATTHEY:

(a)	Make a deposit in cash in USD, to AGR MATTHEY’s account at:

J P Morgan Chase Bank, New York
Account Name:	AGR MATTHEY – USD Account
Account Number:	xxxxx
SWIFT:	xxxxx

AND/OR

(b) Provide AGR MATTHEY with a further Bank Standby Letter of Credit for an amount in excess of the Guaranteed Sum

AND/OR

(c) Sell back a quantity of Gold to AGR MATTHEY (or to AGR MATTHEY’s agent as directed by AGR MATTHEY in writing) in accordance with Clause 7 so that after the deposit of cash, provision of the further Bank Standby Letter of Credit and/or sell back of Gold in accordance with Clause 7, the aggregate Market Value of the Fine Metal Delivered does not exceed ninety percent (90%) of the Guaranteed Sum.

6.2 Any USD cash deposit made pursuant to Clause 6.1 to AGR MATTHEY in satisfaction of such Margin Payment shall earn interest based on daily balances of such deposits at a rate equal to the prevailing USD overnight rate of interest of Westpac Banking Corporation, Perth, Australia. Interest earned on any such deposit shall be paid to K&S in accordance with Clause 8.

6.3 Interest earned pursuant to Clause 6.2 together with any USD cash deposit made pursuant to Clause 6.1 shall be paid to K&S in full by the bank holding the USD cash deposit upon the direction of AGR MATTHEY when the USD cash deposit is returned to K&S.

6.4 At the request of K&S, AGR MATTHEY shall return to K&S the USD cash deposit and/or Further Bank Standby Letter of Credit held as a Margin Payment to K&S, as the case may be, when the aggregate Market Value of the outstanding Gold Delivered has dropped back to or below 90% (ninety percent) of the Guaranteed Sum and has remained so for five (5) consecutive Business Days.

7. BUYBACK

7.1 K&S shall have the option to sell any quantum of the Gold to AGR MATTHEY, and AGR MATTHEY shall purchase such quantum of Gold Delivered sold at the option of K&S.

7.2 K&S shall deliver the Gold in the form and state which was delivered to K&S by AGR MATTHEY or in any other form and state acceptable to AGR MATTHEY (currently being in wire, granule, gold scrap or bar form).

7.3 In consideration of the purchase of Gold by AGR MATTHEY, AGR MATTHEY shall cause a credit entry to be made to the Metals Account of K&S to reflect the amount of Gold purchased from K&S in accordance with Clause 2.7(b) and paragraph 5 of Schedule 2.

7.4 With regard to the delivery and the passing of the risk and title of Gold from K&S to AGR MATTHEY, the provisions of Clause 2.7(b) shall apply.

7.5 In the event that instead of delivering Gold to AGR MATTHEY’s refinery in Perth, Western Australia, K&S in its sole discretion agrees to AGR MATTHEY’s request to deliver Gold to a person within Singapore (hereinafter called “Singapore Recipient”) or to a place within Singapore (hereinafter called “Singapore Place”), it shall be on the conditions that (a) AGR MATTHEY shall at all times indemnify K&S from and against any and all loss and damage, cost and expense whatsoever arising therefrom including without limitation Goods and Services Tax under the Goods and Services Act (Cap. 117A) of Singapore and such other, if any, value added or consumption tax by whatever name called in respect of which K&S will or may be held chargeable to or otherwise held accountable for whether on K&S’s own account or the account of AGR MATTHEY’s or any other person’s by any tax or other relevant authority and (b) for the purposes of delivery of and the passing of the risk and title of Gold by K&S to AGR MATTHEY shall be deemed to have occurred upon physical delivery to the Singapore Recipient or at the Singapore Place.

8. WITHHOLDING

8.1 Payments to be free and clear: All sums payable by either Party under this Agreement shall be paid free of any restriction or condition, and free and clear of and (except to the extent required by law) without any deduction or withholding, whether for or on account of tax, by way of set-off or withholding or otherwise.

8.2 Grossing-up of Payments

(i) If one of the Parties, must at any time deduct or withhold from tax or other amount from any sum paid or payable by, or received or receivable from, it shall pay such additional amount as is necessary to ensure that the other Party receives and retains (free from any liabilities other than tax on its own Overall Net Income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made.

(ii) If one of the Parties must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the other Party (except for payment by the other Party of tax on its Overall Net Income), it shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable.

(iii) Within 30 days after paying any sum which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax or other amount which it is required by sub-Clause (ii) above to pay, the Party making such payment shall deliver to the other Party evidence satisfactory to the other Party of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authorities.

(iv) In this Clause “Tax on Overall Income” of a Party shall be construed as reference to tax (other than tax deducted or withheld from any payment) imposed on that person by the jurisdiction in which its principal office is located on (1) the net income, profits or gains of that person worldwide or (2) such of its net income, profits or gains as arise in or relate to that jurisdiction.

9. OVERDUE AMOUNTS

If K&S fails to make payment when due any sum of money payable to AGR MATTHEY (whether at its stated due date, by acceleration or otherwise) under this Agreement then to the fullest extent permitted by law, K&S shall pay interest to AGR MATTHEY on such unpaid sums for each day during the period from and including its due date but excluding the day such amount is received in full by AGR MATTHEY at the percentage rate per annum which is the sum of:

The Westpac Banking Corporation USD Account Overdraft Rate of Interest + three percentage points (3.00%).

10.	INSURANCE

(a) K&S shall be fully responsible for all losses and damages to the Gold Delivered from any cause whatsoever after K&S has taken Delivery of such from AGR MATTHEY.

(b) Without limiting the generality of the foregoing, K&S will be responsible from the time of Delivery of the Gold at the Delivery Point for all losses, damages, costs and expenses incurred in respect of the Gold Delivered including all taxes, duties fees or imposts assessed or levied. Each party shall be responsible for taxes and duties in their respective country subject to Clause 8.

(c) During the term of this Agreement, each Party must, at its own expense, effect and maintain insurance with a reputable and substantial insurer in respect of the Gold Delivered in its possession as a result of this Agreement against fraud, employee infidelity, theft, loss, damage, destruction and any such other insurable risk standard within the industry in an amount not less than the Market Value of the Gold.

(d) Each Party shall promptly advise the other Party of any act or omission or any event of which they have actual, imputed or constructive knowledge and which may invalidate or render unenforceable in whole or in part any such insurance.

11. K&S default

11.1 Events of Default

K&S shall be deemed to be in default if any of the following Event(s) of Default occur:

(a) If K&S fails to make any due delivery of all or part of the Gold liable to be delivered to AGR MATTHEY pursuant to Clause 2.2 read with Clause 7.

(b) If K&S fails to pay on the due date any amount (apart from amounts pursuant to Sub-clause (a) of this Clause), fee, or charge payable by it under this Agreement and does not remedy such Default within a period of five (5) Business Days after notice from AGR MATTHEY.

(c) If K&S fails to perform or observe any of the terms and conditions of this Agreement (other than those referred to in sub-Clauses (a) and (b) of this Clause and Clause 6) or under the Security and where such Default is capable of remedy, K&S does not remedy such Default within a period of five (5) Business Days after written notice of such Default had been given to K&S by AGR MATTHEY.

(d) If an order is made or an effective resolution is passed for the winding up of K&S (or Kulicke & Soffa Industries, Inc of the USA) or if a meeting is convened for the purpose of considering any such resolution and the same is not dismissed or withdrawn within ten (10) Business Days (unless the winding up is for the purpose of amalgamation or reconstruction the terms of which shall previously have been approved by AGR MATTHEY in writing, such approval shall not be unreasonably withheld or delayed).

(e) If a provisional liquidator, administrator, receiver or receiver and manager is appointed to K&S in respect of the undertaking, property or assets or any part thereof of K&S or if K&S causes a meeting of its creditors to be summoned for the purpose of considering any resolution for such appointment.

(f) If any distress or execution for an amount of USD 250,000.00 (Two Hundred and Fifty Thousand United States Dollars) or more is levied or enforced upon K&S or is made against the assets or any part thereof of K&S and such shall not have been paid out, removed or discharged within twenty one (21) Business Days.

(g) If K&S is unable to pay its debts as they fall due or is unable to certify that it is able to pay its debts as they fall due.

(h) If a compromise or arrangement is proposed between K&S and its creditors or any class of them or if an application is made to a court for an order summoning a meeting of creditors of K&S or any class of them.

(i) If any present or future indebtedness due from K&S becomes due and payable prior to the date of maturity thereof as a result of K&S’s default or any such indebtedness is not paid at the maturity thereof or upon the expiration of applicable grace periods thereof or any guarantee or indebtedness or performance bond given by K&S is not honored when due and called upon or any mortgage or charge, present or future, and created or assumed by K&S becomes enforceable.

(j) If any representation, warranty or statement made by K&S herein or in any document given to AGR MATTHEY by K&S or by Kulicke & Soffa Industries, Inc of the USA in connection with or pursuant to the Agreement is not being complied with or shall prove to be untrue or misleading in any material respect.

(k) K&S fails to comply with AGR MATTHEY’s margin call requirement within five (5) Business Days as per Clause 6 of this Agreement.

11.2 In the event that K&S is deemed to be in default pursuant to Clause 11.1:

(i) AGR MATTHEY shall have the absolute irrevocable right to terminate immediately the Sale and Buyback of Fine Metal Facility as well as this entire Agreement, and

(ii) AGR MATTHEY shall have the absolute irrevocable right to charge K&S the price of the Gold Delivered to K&S at that time with reference to the international market spot price for Gold with reference to Reuters as determined by AGR MATTHEY, such price to be payable by K&S within two (2) Business Days from the date of pricing, or AGR MATTHEY is entitled to demand immediate payment by way of calling on the Bank Standby Letter of Credit pursuant to Clause 3.2.

11.3 K&S shall indemnify AGR MATTHEY and keep AGR MATTHEY indemnified against any losses, damages and/or expenses incurred by AGR MATTHEY arising or resulting from K&S’s default as set out in Clause 11.1 excluding such losses, damages and expenses to the extent it arises or results from AGR MATTHEY’s negligent act or omission or willful misconduct. AGR MATTHEY shall furnish documentary evidence to K&S of such loss or damage.

12. SET - OFF

12.1 K&S hereby authorizes AGR MATTHEY at any time after any Event of Default has occurred and so long as it shall be continuing:

(a) to apply any credit balances of metal or currency standing in the Metals Account of K&S with AGR MATTHEY, in or towards satisfaction of any sum due to AGR MATTHEY; and

(b) in the names of K&S and/or AGR MATTHEY to do all such acts and execute all such documents as may be necessary or expedient for any such purpose.

12.2 Nothing in the foregoing shall, however, be implied to mean that AGR MATTHEY shall be compelled to exercise the right of set-off in an Event of Default.

12.3 Upon the occurrence and during the continuance of any Event(s) of Default or non-performance by K&S, AGR MATTHEY is hereby authorized at any time and from time to time, without notice to K&S (any such right to notice being expressly waived by K&S) to set-off and apply all deposits (general or special term of demand, provisional or final) at any time held and other indebtedness at any time owing by AGR MATTHEY to or for the credit or the account of K&S against any and all of the obligations of K&S now or hereafter existing although such obligations may be unmatured

In the event of a dispute as to whether an Event of Default or non performance by K&S has occurred, the Parties shall refer the dispute for resolution in accordance to Clause 18.

12.4 AGR MATTHEY will promptly notify K&S after any set-off and application of proceeds under this Clause 12, provided that the failure to give such notice shall not affect the validity of set-off and application.

12.5 The rights of AGR MATTHEY under this Clause 12 are in addition to other rights and remedies (including without limitation, other rights of set-off) which AGR MATTHEY may have.

13. AGR MATTHEY

13.1 AGR MATTHEY Covenants

AGR MATTHEY covenants that:

(1)	it shall deliver Gold within the specifications as stipulated in paragraph 4 of Schedule 2;

(2) it shall take all possible actions to avoid supply delays;

(3) it shall hold in stock an average of twice the average weekly consumption of K&S. The average weekly consumption of K&S shall be determined on the basis of the average consumption of the 4 preceding weeks;

(4) in addition to the primary production process, namely Aqua Regia Digest (ARD) it shall maintain a second production process in a separate area of the refinery, namely the Electrolytic Gold Room (EGR). Gold manufactured through the EGR process has previously been tested and qualified by K&S. Provided that the specification of the Gold meets with the K&S specifications AGR MATTHEY may supply from either process. K&S may inspect the AGR MATTHEY facility from time to time to ensure that AGR MATTHEY is maintaining the second production process;

(5) it shall give K&S 90 days notice of any change to the process location, a change to the process or a major equipment change;

(6) in the event that AGR MATTHEY is not able to supply Gold within the specifications and in the time-frame as stipulated in this Agreement, then K&S may source from an alternative supplier. In the event that the cost of Gold sourced from the alternative supplier is of a greater cost to K&S than the cost under the terms of this Agreement, then AGR MATTHEY shall pay to K&S such additional costs within fourteen (14) Business Days of notification from K&S. Prior to any commitment by K&S to purchase Gold from an alternative supplier, K&S must notify AGR MATTHEY in writing of their proposed course of action;

(7) it shall meet the delivery requirements as set out in paragraph 1 (a) and (b) of Schedule 2 ;

(8) it shall not subcontract the manufacture of Gold supplied to K&S without the prior written consent of K&S, such consent not being unreasonably withheld;

(9) should AGR MATTHEY find itself in a position such that it is unable to meet the supply requirements of K&S, then AGR MATTHEY shall immediately inform K&S. Furthermore, AGR MATTHEY, with the consent of K&S, shall source Gold from an alternative supplier that meets the minimum specifications as stated in this Agreement, such consent not to be unreasonably withheld by K&S; and

(10) In the event that there is a dispute over the assay of the Gold supplied, then AGR MATTHEY will arrange for an assay to be carried out by an agreed independent laboratory to determine the correct assay. In the event that the Gold supplied by AGR MATTHEY to K&S is not within the specifications as stipulated in this Agreement as determined by the independent laboratory, then the cost to deliver the Gold to AGR MATTHEY and the cost of the independent laboratory’s assay shall be borne by AGR MATTHEY. If determined by the independent laboratory that the Gold is within specification then K&S will be responsible for the cost to deliver the Gold to AGR MATTHEY and the cost of the independent laboratory’s assay.

13.2 AGR MATTHEY shall indemnify K&S and keep K&S indemnified against any losses, damages and/or expenses incurred by K&S arising or resulting from AGR MATTHEY’s breach of any Covenant(s) set out in Clause 13.1(1) to (10) excluding such losses, damages and expenses to the extent it arises or results from K&S’s negligent act or omission or willful misconduct. K&S shall furnish documentary evidence to AGR MATTHEY of such loss or damage.

13.3 Termination by K&S

Having followed the process of Dispute Resolution in accordance with Clause 16 and subject to the outcome of the process of Dispute Resolution, K&S may terminate this Agreement with immediate effect by giving notice to AGR MATTHEY if:

(a) The Panel determines that AGR MATTHEY has breached any provision of this Agreement and fails to remedy the breach within 5 Business Days after receiving notice requiring it to do so;

(b) The Panel determines that AGR MATTHEY has breached a material provision of this Agreement where that breach is not capable of remedy. For the avoidance of doubt, clauses 14.1(1) to (10) are material provisions; or

(c) The Panel determines that any event referred to in clause 14.4 happens to AGR MATTHEY.

13.4 Notification of events

AGR MATTHEY must notify K&S immediately if:

(a) there is any change in the direct or indirect beneficial ownership or control of AGR MATTHEY;

(b) it disposes of the whole or any part of its assets, operations or business other than in the ordinary course of business;

(c) it ceases to carry on business;

(d) it ceases to be able to pay its debts as they become due;

(e) any step is taken by a mortgagee to take possession or dispose of the whole or any part of its assets, operations or business;

(f) any step is taken to enter into any arrangement between AGR MATTHEY and its creditors;

(g) any step is taken to appoint a receiver, a receiver and manager, a trustee in bankruptcy, a liquidator, a provisional liquidator, an administrator or other like person of the whole or any part of its assets or business; or

(h) where AGR MATTHEY is a partnership, any step is taken to dissolve that partnership.

13.5 Accrued rights and remedies

Termination of this Agreement under this clause 14 or under clause 15 does not affect any accrued rights or remedies of either Party.

14. FORCE MAJEURE

14.1 Definition

Force Majeure Event affecting a person means anything outside that Party’s reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, invasion, rebellion, sabotage, epidemic, labor dispute, labor shortage, failure or delay in transportation, and act or omission (including laws, regulations, disapprovals or failures to approve) of any third person (including, but not limited to, subcontractors, customers, governments or government agencies).

14.2 Occurrence of Force Majeure Event

If a Force Majeure Event affecting a Party precludes that Party (Precluded Party) partially or wholly from complying with its obligations (except its Security and payment obligations) under this Agreement then:

(a)	as soon as reasonably practicable after that Force Majeure Event arises, the Precluded Party must notify the other Party of:

(i) the Force Majeure Event;

(ii) which obligations the Precluded Party is precluded from performing (Affected Obligations);

(iii) the extent to which the Force Majeure Event precludes the Precluded Party from performing the Affected Obligations (Precluded Extent); and

(iv) the expected duration of the delay arising directly out of the Force Majeure Event;

(b) the Precluded Party’s obligation to perform the Affected Obligations will, to the Precluded Extent, be suspended for the duration of the actual delay arising directly out of the Force Majeure Event (Actual Delay); and

(c) the other Party’s obligations to perform any obligations dependent on the Affected Obligations will be suspended until the Precluded Party resumes performance.

14.3 Termination

If the Actual Delay continues for more than 30 days, the other Party may terminate this Agreement immediately by giving notice to the Precluded Party.

14.4 Consequences of termination

If a Party terminates this Agreement under clause 15.3:

(a) the rights and obligations of the Parties under this Agreement (including, but not limited to, any license) cease; and

(b) any accrued rights or remedies of a Party are not affected.

15. K&S

15.1 K&S COVENANTS

K&S covenants that during the period of time that this Agreement is in effect it shall provide notice to AGR MATTHEY in the event that K&S intends to receive supplies of Gold from a party other than AGR MATTHEY, subject to clause 14.1 (6).

16. DISPUTE RESOLUTION

16.1 Reference to a Panel

(a) If any Dispute arises between the Parties, either Party may, by notice in writing to the other Party to the Dispute (the “Referral Notice”), refer the dispute to a panel constituted under clause 17.1(b) (the “Panel”) who will meet to discuss the Dispute (with any appropriate technical experts and/or an independent party) and endeavor to resolve the Dispute, within 10 Business Days of their first meeting (“Resolution Period”).

(b) The Panel will consist of a director or the chief executive officer or chairman (as the relevant Party may decide) of each of the Parties.

16.2 Condition precedent to litigation

A Party must not commence any proceedings in any court in respect of any other Dispute which is referable to a Panel under clause 17.1 unless the Dispute has first been referred to a Panel and the Panel does not meet or resolve the dispute under clause 17.1 before the expiry of the relevant Resolution Period.

16.3 Interlocutory

Nothing in clause 17.2 prevents a party from commencing proceedings in any court where the proceedings are required to obtain urgent interlocutory relief.

16.4 Performance of obligations pending resolution of Dispute

Prior to the resolution of a Dispute, the Parties must continue to perform their obligations under this Agreement insofar as those obligations are not the subject matter of the Dispute.

16.5 Extension of time

In the case of a Dispute which is referable to a Panel under clause 16.1, any time periods specified in this Agreement in relation to the subject matter of the Dispute will be extended by the time between the date on which the Referral Notice is delivered (or deemed to be delivered) and the sooner of the date the Panel determines the Dispute; and the date the Resolution Period expires.

17. MISCELLANEOUS

17.1 Entire Agreement

This Agreement constitutes the entire Agreement between AGR MATTHEY and K&S with respect to the subject matter hereof and supersedes and extinguishes all prior agreements and understandings between AGR MATTHEY and K&S with respect to the matters covered herein.

17.2 Amendments

This Agreement may not be amended, modified or supplemented except by a written instrument executed by persons duly authorized on behalf of AGR MATTHEY and K&S.

17.3 Waivers and Remedies Cumulative

(a) No failure to exercise and no delay in exercising any right, power or remedy under this Agreement or any Bank Standby Letter of Credit by AGR MATTHEY or K&S shall operate as a waiver, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b) The rights, powers and remedies provided to AGR MATTHEY or K&S under this Agreement are cumulative and are not exclusive of any rights, powers or remedies provided by law.

17.4 Assignment

17.4.1 Upon providing AGR MATTHEY with evidence that the assignee has the financial ability to honor the obligations contained within this Agreement, K&S may assign, transfer or charge all or any of its rights or obligations under this Agreement subject to K&S first obtaining AGR MATTHEY’s prior written consent which shall not be unreasonably withheld or delayed.

17.4.2 Upon providing K&S with evidence that the assignee has the financial ability to honor the obligations contained within this Agreement AGR MATTHEY may assign, transfer or charge all or any of its rights or obligations under this Agreement subject to AGR MATTHEY first obtaining K&S’s prior written consent which shall not be unreasonably withheld or delayed.

17.4.3 This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

17.5 Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement shall:

(a) be in writing addressed to the address of the recipient shown in Item 6 of Schedule 1 or such other address as it may have notified the senders;

(b) be signed by the sender;

(c) be deemed to be duly given or made (in the case of delivery in person or by post or by facsimile transmission) when delivered to the recipient at such address, but if such delivery or receipt is later than 5.00pm (local time) on a day which business is generally carried on in the place to which such communication is sent, it shall be deemed to have been duly given or made at the commencement of business on the next such day in that place.

17.6 Maintenance of Records

(a) K&S hereby request that AGR MATTHEY establishes/maintains a Metals Account.

(b) AGR MATTHEY shall record all transactions relating to the Delivered Gold in the Metals Account. The balance of the Metals Account (Supply Balance) shall reflect the quantum of Gold Delivered .

(c) AGR MATTHEY shall provide a statement detailing all debits and credits to the Metals Account on a monthly basis or upon the request of K&S.

17.7 Governing Law and Jurisdiction

This Agreement is governed by the laws of Western Australia and K&S submits to the non-exclusive jurisdiction of the courts of Western Australia.

17.8 Counterparts

This Agreement may be executed in any number of counterparts. All such counterparts, when signed by the respective Parties, taken together shall be deemed to constitute one instrument.

IN WITNESS WHEROF the Parties have duly executed this Agreement on the date of first above mentioned.

}
AGR MATTHEY	}
}

Chief Executive Officer	/s/ Brian F. Bath

Chief Finance Officer	/s/ John Shephard

THE COMMON SEAL of	}
KULICKE & SOFFA (SEA) PTE LTD	}
was hereunto affixed in	}
accordance with its Articles of	}
Association in the presence of	}

Director	/s/ Ho Siew Foong

Director / Secretary	/s/ Sabrina Ruskin

SCHEDULE 1

This schedule is supplemental to the Sale and Buyback of Fine Metal Agreement dated 21 of June 2004 between AGR MATTHEY and KULICKE & SOFFA (SEA) PTE LTD and constitutes a part of that Agreement and constitutes a Contract between them.

Date of signature of Schedule:

Item 1	Gold Delivered	90% of the value of the Guaranteed Sum.

Current value of Security being USD 12 million.

Item 2	Period of Agreement

	Commencement Date:	As per date of execution of the Agreement.

	Initial Date:	The date falling 24 months after the date of this Agreement. The Agreement may not be terminated by notice within the period from the Commencement Date to the Initial Date. After the Initial Date, the prices and terms of this Agreement may be varied by mutual agreement and the Agreement may be terminated by either party by giving six-months’ written notice to the other party.

Item 3	Gold Supply Delivery Fee:	Gold Rate to be determined by AGR MATTHEY on the basis set out in clause 5.1(b).

At the election of K&S and with the consent of AGR MATTHEY, K&S may fix the Gold Rate for a pre-elected period.

Item 4	Refining Charges	For Gold of up to 99.99% Assay:

XXXXX

For Gold of 99.99% and over 99.99% Assay:

XXXXX

Item 5	Other Fees

	Annual Australian Manufacturing Plant Production Fee:	XXXXX

	Product Fee:	XXXXX

(All fees and charges excludes any Singapore taxes, levies or imposts payable by K&S)

Item 6	Address for Service:	AGR MATTHEY
Horrie Miller Drive
Newburn
WESTERN AUSTRALIA 6104
AUSTRALIA
Facsimile: (61 8) 9479 9919

AND

Kulicke & Soffa (SEA) Pte Ltd
6 Serangoon North Avenue 5
#03-16
Singapore 554910
Facsimile: 65 6880 9662

Item 7	Delivery Point:	K&S manufacturing facility located at:
Block 5002, Ang Mo Kio Avenue 5
#05-06 TECHplace II
Singapore 569871

Signed for and on behalf of
AGR MATTHEY By

John Shephard, Chief Finance Officer	/s/ John Shephard
(Signature)

Signed for and on behalf of
KULICKE & SOFFA (SEA) PTE LTD By

Ho Siew Foong, Director	/s/ Ho Siew Foong
(Signature)

SCHEDULE 2

WORKING METHODOLOGY

1. Gold Supply

On a weekly basis K&S shall supply to AGR MATTHEY:

(a) An order for the quantity of Gold that K&S will require to be dispatched in seven calendar days, and

(b) An estimate for the quantity of Gold that K&S will require to be dispatched in fourteen calendar days. In order for AGR MATTHEY to guarantee supply K&S shall ensure that this estimate is within a 20% tolerance of the actual requirement when the order is placed.

2. Gold Pricing

Spot Pricing

During any normal business hours, an authorized representative of K&S (as listed in Appendix 1) may contact the Treasury department of AGR MATTHEY by telephone and request the current USD Gold selling price for the purchase of gold at a quantity as determined by K&S. AGR MATTHEY will provide K&S with their current selling price (being based on the Reuters Gold offer price at that time) and if acceptable to K&S the Parties will confirm the transaction. AGR MATTHEY will send a fax copy of the deal confirmation (setting out the selling price and the quantity of Gold Delivered to be purchased by K&S) to K&S and K&S shall immediately sign and return the deal confirmation to AGR MATTHEY. K&S shall settle the amount due to AGR MATTHEY on the following second Business Day.

LBMA Fix Pricing

Prior to the end of the Business Day in Perth, an authorized representative of K&S (as listed in Appendix 1) may contact the Treasury department of AGR MATTHEY by telephone and place an order to buy Gold at a quantity as determined by K&S on either the Gold AM or PM Fix for that day. Transactions conducted on the Gold AM or PM Fix shall attract a premium XXXXX. At the commencement of business on the following Business Day AGR MATTHEY will send a fax copy of the deal confirmation (setting out the selling price and the quantity of Gold Delivered to be purchased by K&S) to K&S and K&S shall immediately sign and return the deal confirmation to AGR MATTHEY. K&S shall settle the amount due to AGR MATTHEY on the second Business Day following the date of the Gold AM or PM Fix.

3. Record keeping

At the end of each month, K&S will provide AGR MATTHEY with a confirmation detailing the volume of Gold Delivered to K&S at the close of business on the last Business Day of the month (in Toz)

AGR MATTHEY shall maintain a Metals Account in the name of K&S.

At the end of each month, AGR MATTHEY will provide K&S with:

(a) a statement showing the daily balance of Gold Delivered to K&S (in Toz)

(b) an invoice and statement detailing the Annual Australian Manufacturing Plant Production Supply Fees due, such charges to be paid by K&S within fourteen Business Days of the invoice date

(c) a summary of transactions conducted during the month

4. Specification of Gold supplied by AGR MATTHEY to K&S

Maximum allowable limits of impurities to meet K&S specification are listed below.

XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX
XXXXX	XXXXX

XXXXX

Calculate Fine Gold content by difference.

Fine Gold Content = 100.0000% - (Total Impurities mg/l /10000)

5. Delivery of Gold by K&S to AGR MATTHEY

At the cost of K&S, K&S may deliver Gold in the form of wire, granule, gold scrap or bar to AGR MATTHEY’s Perth refinery. AGR MATTHEY will charge K&S Refining Charges as stipulated in Item 4 of Schedule 1. Within two Business Days of delivering such Gold to AGR MATTHEY’s Perth refinery, AGR MATTHEY will provide K&S with an Assay of the Gold delivered and simultaneously credit K&S’s Metals Account held with AGR MATTHEY thereby reducing the Gold Delivered to K&S.

Appendix 1

List of authorized K&S employees

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

Appendix 2

List of authorized AGR Matthey employees

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

XXXXX

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	Title Page
2.	SALE AND BUYBACK OF FINE METAL Facility	2
3.	COLLATERAL SECURITY	4
4.	CONDITIONS PRECEDENT	4
5.	PURCHASE	5
6.	MARGIN PAYMENT	6
7.	BUYBACK	7
8.	WITHHOLDING	8
9.	OVERDUE AMOUNTS	8
10.	INSURANCE	8
11.	K&S default	9
12.	SET - OFF	10
13.	AGR MATTHEY	11
14	FORCE MAJEURE	13
15.	K&S	14
16.	DISPUTE RESOLUTION	14
17.	MISCELLANEOUS	15
SCHEDULE 1		18
SCHEDULE 2		20